EXHIBIT 23

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 26, 2006, accompanying the financial statements of National Penn Bancshares, Inc. Capital Accumulation Plan on Form 11-K for the year ended December 31, 2005. We hereby consent to the incorporation of said report in the Registration Statement of National Penn Bancshares, Inc. on Form S-8 (File No. 333-75730, effective January 7, 2002).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
June 26, 2006

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